Exhibit 10.2

Real Estate Sales Contract

Seller: TSAI MING-YIN	(hereinafter referred to as Party A)
Trustee: Sunty Development Co., Ltd.	(hereinafter referred to as Party B)

Contracting Party:

Aerkomm Inc.	(hereinafter referred to as Party C)
Buyer: Aerkomm Taiwan Inc.	(hereinafter referred to as Party D)

This Sales Contract is hereby entered into by and among Party A, Party B, Party C and Party D in respect of the sales of the land subject to the terms and conditions as follows:

I.	Parties to this Contract: Party A is the owner of the subject property and the seller to this Contract, and Party B is the trustee of the subject property, and Party C is an OTCQX listed US company (OTCQX: AKOM), and Party D is a Taiwan subsidiary of Party C and the buyer to this Contract.

II.	Subject property: Party A hereby entrusts Party B with the land owned by Party A which is located at No. 89-49 Dashuiku Section, Xinyi District, Keelung City (the area is 7,690.46 Pyeong, approximately 273,651 square feet, all parts thereof are held, the original land number is 89-18, and it is changed to 89-49 as a result of the reorganization of the land office, and the area and position remain unchanged), currently trusted to Party B.

III.	Total sales price and terms of payment:

(1)	Total sales price: New Taiwan Dollar One Billion Five Thousand Six Hundred Twenty-nine Million Seven Thousand Five Hundred and Seven Dollars Only (NT$1,056,297,507, approximately US$34,712,373).

(2)	Terms of payment: Party C has paid a deposit of US Dollars Eighteen Million Dollars (US$18,000,000, approximately NT$547,740,000) to Party A in installments prior to the signing of this Contract, and the remaining amount of approximately US$16,712,373 (or NT$508,557,507) will be paid in full by Party C and Party D respectively in cash before July 31, 2018.

(3)	The details of Party A’s receiving account shall be assigned in separate instruction in writing.

(4)	As Party C is an US company and the sales price is paid in US dollar, Party A and Party D agree to conduct settlement at the average price of the spot exchange rate of the Bank of Taiwan on the date when Party C and Party D pay the last sales price.

(5)	Due to the subject property and other associated property not related to this contract have been pledged as collateral to Cathay United Bank Co., Ltd. on August 11, 2016 and March 1, 2017 to secure maximum mortgage allowed. Party A shall be responsible for repaying and canceling the mortgage on the subject property before the transfer of the title.

IV. Ownership transfer registration:

(1)	Party A and Party D agree that Party A and Party B shall deliver all documents required for the title transfer within seven days after the signing of this Contract to Minghui Law Firm and Chascord Law Firm, escrow attorneys designated by Party A and Party D, for safekeeping. Within 90 days upon the full payment of the sale price by Party C and Party D and Party A decides not to exercise the right of cancellation as set forth in Article 9 hereof, Party D shall obtain all documents necessary for the title transfer and registration from the escrow attorneys and apply for the registration of the title transfer.

(2)	In the determination of real estate capital gain tax and preparation of the related paperwork, Party A and Party D agree to base on the current officially announced value of the land. However, if the registration of the title transfer is not applied for within one year from the date of signing this Sales Contract, any additional real estate capital gain tax arising out of the future application for registration shall be borne by Party D.

(3)	Party A and Party D agree that Party D shall designate an agent to handle real estate capital gain tax declaration, transfer of title and other related matters.

V. Delivery of the trading subject matter:

(1)	Party A shall warrant that the boundary of the land purchased and sold is clear. If the boundary is unclear, Party A shall be responsible for applying to the land office for boundary verification. If any disputes arise, they shall be resolved by Party A prior to the title transfer of the subject property.

(2)	The delivery of the subject property shall be deemed completed after three days upon completion of the title transfer of the subject property. If there are any items left onsite thereon, they shall be disposed of by Party D and Party A shall not raise any objection. Any cost associated with the disposition shall be borne by Party A. However, any cemetery site and related facilities and landscapes (including those sold, used and not used) which developed by UNISON Developing Co., Ltd. on the property shall be excluded therefrom.

(3)	If the subject property is misappropriated before delivered to Party D, Party A shall be responsible for the remediation tasks necessary to regain the full ownership and control of the subject property. Any damage to the subject property caused by force majeure or other third parties, Party A shall be responsible for the repair thereof and complete it prior to the title transfer of the subject property and Party A shall recount such repair, if any, to Party D during the walk-through.

(4)	Party A warrants that there shall not be any outstanding lease, lending or use by others or 3-7-5 type of lease on this property. If any of the above situation exists, Party A shall clear up and remove them prior to the title transfer of the subject property. However, any cemetery site and related facilities and landscapes (including those sold for use by customers) which developed by UNISON Developing Co., Ltd. on the property shall be excluded therefrom.

VI. Tax burden:

(1)	Taxes to be borne by Party A: 1. Real estate capital gain tax and any taxes that are deferred but incurred prior to Party D’s takeover of the property. 2. taxes payable but not paid by Party A prior to the delivery of the land, including real estate capital gain tax, house tax (subject to the amount set forth in Party A’s last house tax return), utilities and project benefit assessments (subject to the approved amount payable but not levied or owed). 3. Party A’s expenses incurred for deregistration as a result of repaying the mortgage or conversion of farmland. 4. other expenses to be borne by Party A according to law.

(2)	Taxes to be borne by Party D: Registration fees for the registration of title transfer, stamp duty and allograph fees.

(3)	If any taxes or fees payable but not paid by Party A are paid by Party D, Party A shall repay them to Party D prior to the title transfer of the subject property.

VII. Obligations for delay or breach of contract:

(1)	In the event that Party A delays in performance of this Contract or breaches this Contract, Party D may postpone the related payment, and Party A shall pay any damages that Party D incurred. In addition, Party A shall pay Party D additional punitive liquidated damages of one tenth of one percent (0.1%) per day of the total price paid to-date for each day that Party A is in breach or delay to perform its obligation. The punitive liquidated damages shall be limited to 5% of the total price paid to-date.

(2)	In the event that Party D delays in performance of this Contract or breaches this Contract, Party A may postpone the title transfer process or the delivery of the real estate, and Party D shall pay for any damages incurred by Party A. In addition, Party D shall pay to Party A an additional punitive liquidated damages of one tenth of one percent (0.1%) per day of the total price paid to-date for each day that Party D is in breach or delay to perform its obligation. The punitive liquidated damages shall be limited to 5% of the total price paid to-date.

VIII. Property rights warranties:

(1)	Party A warrants that the property rights of the land and buildings shall be clear and free from other rights, except for the existing mortgages entered before the signing of this Contract, or any foreclosure or any other disputes over the property rights thereof. If any of the above cases exists, Party A shall be responsible for clearing it up and completing the procedures for cancellation or terminating the lease before the title transfer of the subject property. If Party D incurs any damage therefor, Party A shall be considered as breach of this Contract and should compensate Party D accordingly.

(2)	In respect of title transfer registration and related documents, if there is any omission requiring the affixing of seal, the delivery of documents or the presence of Party A and Party B in person, Party A and Party B shall cooperate unconditionally at any time and shall not in-cooperative, intentionally delay or ask for any fees. In case of any delay, Party A shall be considered as breach of this Contract in accordance with the provisions of Article 7 hereof.

IX. Special cancellation:

(1)	All of the parties hereto agree that Party A may cancel this Contract by giving a written notice to Party D prior to August 31, 2018 and refunding the cash or securities equivalent to the amount paid by Party C and Party D, and Party A and Party D agree that the value of the securities shall be determined by Caijie Asset Management Co., Ltd.

(2)	As Party D’s payment was funded by its US parent company, Party C, through public issuance of additional shares, and Party C have paid a deposit of US$ Eighteen Million Dollars (US$18 million) prior to the signing of this Contract. All parties hereto agree that Party C and Party D may pay the remaining sales price in installments depending on the status of their public offering. In the event that Party C fails to pay the full amount of the sales price to Party A prior to July 31, 2018 due to the situation of its public offering, Party D may notify Party A in writing to cancel this Contract and Party A shall refund the full amount received without interest to Party C and Party D or refund with securities equivalent to the full amount paid by Party C and Party D. Party A and Party D agree that the value of the securities shall be determined by Caijie Asset Management Co., Ltd.

X. Other agreed matters:

(1)	If the parties hereto cause their respective agent to sign this Contract on their behalf, such agent warrants that the special authorization for its agency shall be true, in case of any falsehood, such agent will be willing to bear all legal liabilities.

(2)	The subject property of this Contract includes the land and all items thereon.

(3)	Party A warrants the subject property shall have all the necessary easement and access to electricity, water and other utilities.

(4)	If there are any matters not mentioned herein, the parties hereto may negotiate and sign a supplementary agreement on such matters in faith with good social customs and government decrees.

(5)	In the event of any lawsuit arising out of this Contract, the parties hereto agree to take Taiwan Taipei District Court as the court of first instance with jurisdiction.

(6)	This Contract is executed in four copies, one of which shall be held by each party respectively, and this Contract shall become effective from the date of completion of the signature by each party hereto.

Contracting parties:

Party A: Seller: TSAI MING-YIN /s/ Tsai Ming-Yin (Personal Seal) (Signature or Seal)

ID Card No.:

Party B: Trustee: Sunty Development Co., Ltd. /s/ Sunty Development Co., Ltd. (Corporate Seal)

Legal Representative: TIAN, CHI-HSIANG /s/ Tian, Chi-Hsiang (personal Seal)

Uniform Number: 70777671

Party C: Aerkomm Inc.                      /s/ Jeffrey Wun

Legal Representative: Jeffrey Wun, CEO

Party D: Buyer: Aerkomm Taiwan Inc.                    /s/ Aerkomm Taiwan Inc. (Corporate Seal)

Legal Representative: HSU, CHIH-MING /s/ Hsu, Chih-Ming (Personal Seal)

The 10th day of July, 2018